Exhibit 99.1

W. P. Carey Announces First Quarter 2024 Financial Results

New York, NY – April 30, 2024 – W. P. Carey Inc. (NYSE: WPC) (W. P. Carey or the Company), a net lease real estate investment trust, today reported its financial results for the first quarter ended March 31, 2024.

Financial Highlights

2024 First Quarter
Net income attributable to W. P. Carey (millions)	$159.2
Diluted earnings per share	$0.72

AFFO (millions)	$251.9
AFFO per diluted share	$1.14

•Affirming 2024 AFFO guidance of between $4.65 and $4.75 per diluted share, based on anticipated full year investment volume of between $1.5 billion and $2.0 billion
•First quarter cash dividend of $0.865 per share, equivalent to an annualized dividend rate of $3.46 per share

Real Estate Portfolio
•Investment volume of $374.5 million completed year to date, including $280.3 million during the first quarter and $94.2 million subsequent to quarter end
•Active capital investments and commitments of $66.4 million scheduled to be completed in 2024
•Gross disposition proceeds of $889.2 million during the first quarter, comprising:
◦Dispositions of $410.5 million under the Office Sale Program, primarily from the sale of the State of Andalusia portfolio; and
◦Non-Office Sale Program dispositions of $478.6 million, primarily from the sale of the U-Haul portfolio through the completion of a purchase option
•Contractual same-store rent growth of 3.1%

Balance Sheet and Capitalization
•Subsequent to quarter end, repaid $500 million of 4.6% Senior Unsecured Notes due 2024

W. P. Carey Inc. 3/31/2024 Earnings Release 8-K – 1

MANAGEMENT COMMENTARY

“We've had a productive start to the year, closing $375 million of investments and building a strong deal pipeline, which positions us well in relation to our investment guidance,” said Jason Fox, Chief Executive Officer of W. P. Carey. “We also made excellent progress toward completing our office exit strategy and addressing recent tenant-specific issues, further strengthening our well-diversified portfolio. We believe that we have a distinct advantage both in terms of deploying the substantial capital we’ve amassed into new investments and the strength of our rent escalations, putting us on a path to generate future growth based off the new baseline AFFO set in 2024.”

QUARTERLY FINANCIAL RESULTS

Note: Effective January 1, 2024, the Company no longer separately analyzes its business between real estate operations and investment management operations, and instead views the business as one reportable segment. As a result of this change, the Company has conformed prior period segment information to reflect how it currently views its business.

Revenues

•Revenues, including reimbursable costs, for the 2024 first quarter totaled $389.8 million, down 8.9% from $427.8 million for the 2023 first quarter.

◦Lease revenues decreased primarily as a result of (i) executing the Company’s strategic plan to exit the office assets within its portfolio, including the NLOP Spin-Off in November 2023 and dispositions under the Office Sale Program during 2023 and the 2024 first quarter, and (ii) the reclassification of lease revenues during the 2023 first quarter for a portfolio of 78 U-Haul self-storage net lease properties (the U-Haul portfolio) in conjunction with the exercise of a purchase option on the portfolio. These two items more than offset the impact of higher lease revenues from net investment activity and rent escalations.

◦Income from finance leases and loans receivable increased primarily as a result of the reclassification of lease revenues for the U-Haul portfolio during the 2023 first quarter (as described above), which was sold during the 2024 first quarter. This reclassification had no impact on total revenues.

◦Operating property revenues decreased primarily as a result of the sale of eight hotel operating properties during 2023 (out of 12 hotel properties that converted from net lease to operating upon lease expiration during the 2023 first quarter).

◦Other lease-related income decreased primarily as a result of higher lease termination income during the 2023 first quarter in connection with the sales of two properties.

Net Income Attributable to W. P. Carey

•Net income attributable to W. P. Carey for the 2024 first quarter was $159.2 million, down 45.9% from $294.4 million for the 2023 first quarter, due primarily to lower gain on sale of real estate.

Adjusted Funds from Operations (AFFO)

•AFFO for the 2024 first quarter was $1.14 per diluted share, down 13.0% from $1.31 per diluted share for the 2023 first quarter, primarily reflecting the impact of the NLOP Spin-Off and the Office Sale Program, as well as lower other lease-related income, which more than offset the impact of net investment activity and rent escalations.

Note: Further information concerning AFFO, which is a non-GAAP supplemental performance metric, is presented in the accompanying tables and related notes.

W. P. Carey Inc. 3/31/2024 Earnings Release 8-K – 2

Dividend

•On March 14, 2024, the Company reported that its Board of Directors declared a quarterly cash dividend of $0.865 per share, equivalent to an annualized dividend rate of $3.46 per share. The dividend was paid on April 15, 2024 to shareholders of record as of March 28, 2024.

AFFO GUIDANCE

2024 AFFO Guidance

•For the 2024 full year, the Company affirms its expectation that it will report AFFO of between $4.65 and $4.75 per diluted share, based on the following key assumptions, which are substantially unchanged:

(i)    investment volume of between $1.5 billion and $2.0 billion;

(ii)    disposition volume of between $1.2 billion and $1.4 billion, including:

(a)    substantial completion of the Company’s strategic plan to exit office, including anticipated asset sales under the Office Sale Program totaling between $550 million and $600 million during the first half of 2024;

(b) completion of the U-Haul purchase option during the 2024 first quarter, which generated gross proceeds of $464 million; and

(c)    other dispositions totaling between $150 million and $350 million; and

(iii) total general and administrative expenses of between $100 million and $103 million.

Note: The Company does not provide guidance on net income. The Company only provides guidance on AFFO and does not provide a reconciliation of this forward-looking non-GAAP guidance to net income due to the inherent difficulty in quantifying certain items necessary to provide such reconciliation as a result of their unknown effect, timing and potential significance. Examples of such items include impairments of assets, gains and losses from sales of assets, and depreciation and amortization from new acquisitions.

REAL ESTATE

Investments

•Year to date, the Company completed investments totaling $374.5 million, including $280.3 million during the 2024 first quarter and $94.2 million subsequent to quarter end, comprising a 1.2 million square foot distribution facility located in Commercial Point, Ohio.

•The Company currently has six capital investments and commitments totaling $66.4 million scheduled to be completed during 2024.

W. P. Carey Inc. 3/31/2024 Earnings Release 8-K – 3

Dispositions

•During the 2024 first quarter, the Company disposed of 153 properties for gross proceeds totaling $889.2 million, comprising:

◦The disposition of 72 properties under an asset sale program (the Office Sale Program) for gross proceeds totaling $410.5 million, primarily from the sale of a portfolio of 70 office properties net leased to the State of Andalusia (the State of Andalusia portfolio) for $359.3 million, and

◦The disposition of 81 non-Office Sale Program properties for gross proceeds totaling $478.6 million, primarily from the sale of the U-Haul portfolio for $464.1 million through the completion of a purchase option on the portfolio.

•The Company is nearing completion of the strategic plan it announced on September 21, 2023 to exit the office assets within its portfolio, primarily through:

◦The spin-off of 59 office properties into Net Lease Office Properties, a separate publicly-traded REIT (the NLOP Spin-Off), completed on November 1, 2023; and

◦The disposition of 87 properties retained by W. P. Carey under the Office Sale Program.

•To date, the Company has sold 80 properties under the Office Sale Program for gross proceeds totaling approximately $630.8 million. Seven office properties generating $17.2 million of ABR and representing 1.3% of total ABR remain to be sold under the program, which are targeted for sale during the first half of 2024.

Contractual Same-Store Rent Growth

•As of March 31, 2024, contractual same store rent growth was 3.1% year over year, on a constant currency basis.

Lease Restructuring

•On February 15, 2024, the Company entered into a lease restructuring for a 35-property retail portfolio in Germany leased to Hellweg, including a rent abatement for the 2024 first quarter, a €4.0 million rent reduction commencing on April 1, 2024 (resulting in annual rent of €23.3 million) and a seven-year extension of the lease term to February 2044.

Occupancy

•As of March 31, 2024, the Company’s net lease portfolio occupancy rate was 99.1%, up 100 basis points from 98.1% as of December 31, 2023, due primarily to the lease-up of an approximately 1.6 million square foot warehouse property located in University Park, Illinois.

Composition

•As of March 31, 2024, the Company’s net lease portfolio consisted of 1,282 properties, comprising 168 million square feet leased to 335 tenants, with a weighted-average lease term of 12.2 years and an occupancy rate of 99.1%. In addition, the Company owned 89 self-storage operating properties, five hotel operating properties and two student housing operating properties, totaling approximately 7.3 million square feet.

W. P. Carey Inc. 3/31/2024 Earnings Release 8-K – 4

BALANCE SHEET AND CAPITALIZATION

Liquidity

•As of March 31, 2024, the Company had total liquidity of $2.8 billion, including approximately $1.7 billion of available capacity under its Senior Unsecured Credit Facility (net of amounts reserved for standby letters of credit), $777.0 million of cash and cash equivalents, and $283.8 million of cash held at qualified intermediaries.

Senior Unsecured Notes

•Subsequent to quarter end, the Company repaid $500 million of 4.6% Senior Unsecured Notes due 2024.

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Supplemental Information

The Company has provided supplemental unaudited financial and operating information regarding the 2024 first quarter and certain prior quarters, including a description of non-GAAP financial measures and reconciliations to GAAP measures, in a Current Report on Form 8-K filed with the Securities and Exchange Commission (SEC) on April 30, 2024, and made available on the Company’s website at ir.wpcarey.com/investor-relations.

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Live Conference Call and Audio Webcast Scheduled for Wednesday, May 1, 2024 at 11:00 a.m. Eastern Time
Please dial in at least 10 minutes prior to the start time.

Date/Time: Wednesday, May 1, 2024 at 11:00 a.m. Eastern Time
Call-in Number: 1 (877) 465-1289 (U.S.) or +1 (201) 689-8762 (international)

Live Audio Webcast and Replay: www.wpcarey.com/earnings

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W. P. Carey Inc.

W. P. Carey ranks among the largest net lease REITs with a well-diversified portfolio of high-quality, operationally critical commercial real estate, which includes 1,282 net lease properties covering approximately 168 million square feet and a portfolio of 89 self-storage operating properties as of March 31, 2024. With offices in New York, London, Amsterdam and Dallas, the company remains focused on investing primarily in single-tenant, industrial, warehouse and retail properties located in the U.S. and Northern and Western Europe, under long-term net leases with built-in rent escalations.

www.wpcarey.com

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W. P. Carey Inc. 3/31/2024 Earnings Release 8-K – 5

Cautionary Statement Concerning Forward-Looking Statements

Certain of the matters discussed in this communication constitute forward-looking statements within the meaning of the Securities Act of 1933 and the Securities Exchange Act of 1934, both as amended by the Private Securities Litigation Reform Act of 1995. The forward-looking statements include, among other things, statements regarding the intent, belief or expectations of W. P. Carey and can be identified by the use of words such as “may,” “will,” “should,” “would,” “will be,” “goals,” “believe,” “project,” “expect,” “anticipate,” “intend,” “estimate” “opportunities,” “possibility,” “strategy,” “maintain” or the negative version of these words and other comparable terms. These forward-looking statements include, but are not limited to, statements made by Mr. Jason Fox regarding 2024 investment volume, the completion of W. P. Carey’s strategic plan to exit office, and expectations regarding future growth. These statements are based on the current expectations of our management, and it is important to note that our actual results could be materially different from those projected in such forward-looking statements. There are a number of risks and uncertainties that could cause actual results to differ materially from the forward-looking statements. Other unknown or unpredictable risks or uncertainties, like the risks related to fluctuating interest rates, the impact of inflation on our tenants and us, the effects of pandemics and global outbreaks of contagious diseases, and domestic or geopolitical crises, such as terrorism, military conflict, war or the perception that hostilities may be imminent, political instability or civil unrest, or other conflict, and those additional risk factors discussed in reports that we have filed with the SEC, could also have material adverse effects on our future results, performance or achievements. Discussions of some of these other important factors and assumptions are contained in W. P. Carey’s filings with the SEC and are available at the SEC’s website at http://www.sec.gov, including Part I, Item 1A. Risk Factors in W. P. Carey’s Annual Report on Form 10-K for the fiscal year ended December 31, 2023. Investors are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date of this communication, unless noted otherwise. Except as required under the federal securities laws and the rules and regulations of the SEC, W. P. Carey does not undertake any obligation to release publicly any revisions to the forward-looking statements to reflect events or circumstances after the date of this communication or to reflect the occurrence of unanticipated events.

Institutional Investors:
Peter Sands
1 (212) 492-1110
institutionalir@wpcarey.com

Individual Investors:
W. P. Carey Inc.
1 (212) 492-8920
ir@wpcarey.com

Press Contact:
Anna McGrath
1 (212) 492-1166
amcgrath@wpcarey.com

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W. P. Carey Inc. 3/31/2024 Earnings Release 8-K – 6

W. P. CAREY INC.
Consolidated Balance Sheets (Unaudited)
(in thousands, except share and per share amounts)

	March 31, 2024	December 31, 2023
Assets
Investments in real estate:
Land, buildings and improvements — net lease and other	$12,260,873	$12,095,458
Land, buildings and improvements — operating properties	1,256,171	1,256,249
Net investments in finance leases and loans receivable	660,585	1,514,923
In-place lease intangible assets and other	2,278,593	2,308,853
Above-market rent intangible assets	693,294	706,773
Investments in real estate	17,149,516	17,882,256
Accumulated depreciation and amortization (a)	(3,067,292)	(3,005,479)
Assets held for sale, net	—	37,122
Net investments in real estate	14,082,224	14,913,899
Equity method investments	355,668	354,261
Cash and cash equivalents	776,966	633,860
Other assets, net	1,422,597	1,096,474
Goodwill	974,052	978,289
Total assets	$17,611,507	$17,976,783

Liabilities and Equity
Debt:
Senior unsecured notes, net	$5,969,622	$6,035,686
Unsecured term loans, net	1,107,164	1,125,564
Unsecured revolving credit facility	291,621	403,785
Non-recourse mortgages, net	504,808	579,147
Debt, net	7,873,215	8,144,182
Accounts payable, accrued expenses and other liabilities	575,832	615,750
Below-market rent and other intangible liabilities, net	131,517	136,872
Deferred income taxes	158,820	180,650
Dividends payable	192,948	192,332
Total liabilities	8,932,332	9,269,786

Preferred stock, $0.001 par value, 50,000,000 shares authorized; none issued	—	—
Common stock, $0.001 par value, 450,000,000 shares authorized; 218,823,907 and 218,671,874 shares, respectively, issued and outstanding	219	219
Additional paid-in capital	11,772,948	11,784,461
Distributions in excess of accumulated earnings	(2,926,085)	(2,891,424)
Deferred compensation obligation	78,491	62,046
Accumulated other comprehensive loss	(252,516)	(254,867)
Total stockholders’ equity	8,673,057	8,700,435
Noncontrolling interests	6,118	6,562
Total equity	8,679,175	8,706,997
Total liabilities and equity	$17,611,507	$17,976,783
________
(a)Includes $1.7 billion and $1.6 billion of accumulated depreciation on buildings and improvements as of March 31, 2024 and December 31, 2023, respectively, and $1.4 billion of accumulated amortization on lease intangibles as of both March 31, 2024 and December 31, 2023.

W. P. Carey Inc. 3/31/2024 Earnings Release 8-K – 7

W. P. CAREY INC.
Quarterly Consolidated Statements of Income (Unaudited)
(in thousands, except share and per share amounts)

	Three Months Ended
	March 31, 2024	December 31, 2023	March 31, 2023
Revenues
Real Estate:
Lease revenues	$322,251	$336,757	$352,336
Income from finance leases and loans receivable	25,793	31,532	20,755
Operating property revenues	36,643	39,477	40,886
Other lease-related income	2,155	2,610	13,373
	386,842	410,376	427,350
Investment Management:
Asset management revenue (a)	1,893	1,348	339
Other advisory income and reimbursements (b)	1,063	713	101
	2,956	2,061	440
	389,798	412,437	427,790
Operating Expenses
Depreciation and amortization	118,768	129,484	156,409
General and administrative	27,868	21,579	26,549
Operating property expenses	17,950	20,403	21,249
Reimbursable tenant costs	12,973	18,942	21,976
Property expenses, excluding reimbursable tenant costs	12,173	13,287	12,772
Stock-based compensation expense	8,856	8,693	7,766
Merger and other expenses (c)	4,452	(641)	24
Impairment charges — real estate	—	71,238	—
	203,040	282,985	246,745
Other Income and Expenses
Interest expense	(68,651)	(72,194)	(67,196)
Non-operating income (d)	15,505	7,445	4,626
Gain on sale of real estate, net	15,445	134,026	177,749
Other gains and (losses) (e)	13,839	(45,777)	8,100
Earnings from equity method investments	4,864	5,006	5,236
	(18,998)	28,506	128,515
Income before income taxes	167,760	157,958	309,560
Provision for income taxes	(8,674)	(13,714)	(15,119)
Net Income	159,086	144,244	294,441
Net loss (income) attributable to noncontrolling interests	137	50	(61)
Net Income Attributable to W. P. Carey	$159,223	$144,294	$294,380

Basic Earnings Per Share	$0.72	$0.66	$1.39
Diluted Earnings Per Share	$0.72	$0.66	$1.39
Weighted-Average Shares Outstanding
Basic	220,031,597	219,277,446	211,951,930
Diluted	220,129,870	219,469,641	212,345,047

Dividends Declared Per Share	$0.865	$0.860	$1.067

__________
(a)Amount for the three months ended March 31, 2024 is comprised of $1.8 million from NLOP and $0.1 million from CESH.
(b)Amount for the three months ended March 31, 2024 is comprised of (i) $1.0 million of administrative reimbursement for our management of NLOP and (ii) less than $0.1 million of reimbursable costs from CESH.
(c)Amount for the three months ended March 31, 2024 is primarily comprised of the write-off of a value added tax receivable that was previously recorded in connection with an international investment.
(d)Amount for the three months ended March 31, 2024 is comprised of interest income on deposits of $9.4 million, realized gains on foreign currency exchange derivatives of $3.1 million and a cash dividend of $3.0 million from our investment in shares of Lineage.
(e)Amount for the three months ended March 31, 2024 is primarily comprised of a gain on the repayment of a loan receivable of $10.7 million, a release of a non-cash allowance for credit losses of $4.0 million and net losses on foreign currency exchange rate movements of $1.1 million.
W. P. Carey Inc. 3/31/2024 Earnings Release 8-K – 8

W. P. CAREY INC.
Quarterly Reconciliation of Net Income to Adjusted Funds from Operations (AFFO) (Unaudited)
(in thousands, except share and per share amounts)

	Three Months Ended
	March 31, 2024	December 31, 2023	March 31, 2023
Net income attributable to W. P. Carey	$159,223	$144,294	$294,380
Adjustments:
Depreciation and amortization of real property	118,113	128,839	155,868
Gain on sale of real estate, net (a)	(15,445)	(134,026)	(177,749)
Impairment charges — real estate (b)	—	71,238	—
Proportionate share of adjustments to earnings from equity method investments (c)	2,949	2,942	2,606
Proportionate share of adjustments for noncontrolling interests (d)	(103)	(133)	(299)
Total adjustments	105,514	68,860	(19,574)
FFO (as defined by NAREIT) Attributable to W. P. Carey (e)	264,737	213,154	274,806
Adjustments:
Straight-line and other leasing and financing adjustments	(19,553)	(19,071)	(15,050)
Other (gains) and losses (f)	(13,839)	45,777	(8,100)
Stock-based compensation	8,856	8,693	7,766
Amortization of deferred financing costs	4,588	4,895	4,940
Merger and other expenses (g)	4,452	(641)	24
Above- and below-market rent intangible lease amortization, net	4,068	6,644	10,861
Tax (benefit) expense – deferred and other	(1,373)	2,507	4,366
Other amortization and non-cash items	579	152	472
Proportionate share of adjustments to earnings from equity method investments (c)	(519)	(663)	(926)
Proportionate share of adjustments for noncontrolling interests (d)	(104)	(97)	60
Total adjustments	(12,845)	48,196	4,413
AFFO Attributable to W. P. Carey (e)	$251,892	$261,350	$279,219

Summary
FFO (as defined by NAREIT) attributable to W. P. Carey (e)	$264,737	$213,154	$274,806
FFO (as defined by NAREIT) attributable to W. P. Carey per diluted share (e)	$1.20	$0.97	$1.29
AFFO attributable to W. P. Carey (e)	$251,892	$261,350	$279,219
AFFO attributable to W. P. Carey per diluted share (e)	$1.14	$1.19	$1.31
Diluted weighted-average shares outstanding	220,129,870	219,469,641	212,345,047

__________

(a)Amounts for the three months ended December 31, 2023 and March 31, 2023 include gains on sale of real estate of $59.1 million and $176.2 million, respectively, recognized upon the reclassification of certain portfolios of properties to net investments in sales-type leases. All of these properties were sold in the first quarter of 2024.
(b)Amount for the three months ended December 31, 2023 includes an impairment charge of $47.3 million recognized on the 59 properties contributed to NLOP in connection with the Spin-Off.
(c)Equity income, including amounts that are not typically recognized for FFO and AFFO, is recognized within Earnings from equity method investments on the consolidated statements of income. This represents adjustments to equity income to reflect FFO and AFFO on a pro rata basis.
(d)Adjustments disclosed elsewhere in this reconciliation are on a consolidated basis. This adjustment reflects our FFO or AFFO on a pro rata basis.
(e)FFO and AFFO are non-GAAP measures. See below for a description of FFO and AFFO.
(f)Amount for the three months ended March 31, 2024 is primarily comprised of a gain on the repayment of a loan receivable of $10.7 million, a release of a non-cash allowance for credit losses of $4.0 million and net losses on foreign currency exchange rate movements of $1.1 million.
(g)Amount for the three months ended March 31, 2024 is primarily comprised of the write-off of a value added tax receivable that was previously recorded in connection with an international investment.

W. P. Carey Inc. 3/31/2024 Earnings Release 8-K – 9

Non-GAAP Financial Disclosure

Funds from Operations (FFO) and Adjusted Funds from Operations (AFFO)

Due to certain unique operating characteristics of real estate companies, as discussed below, the National Association of Real Estate Investment Trusts (NAREIT), an industry trade group, has promulgated a non-GAAP measure known as FFO, which we believe to be an appropriate supplemental measure, when used in addition to and in conjunction with results presented in accordance with GAAP, to reflect the operating performance of a REIT. The use of FFO is recommended by the REIT industry as a supplemental non-GAAP measure. FFO is not equivalent to, nor a substitute for, net income or loss as determined under GAAP.

We define FFO, a non-GAAP measure, consistent with the standards established by the White Paper on FFO approved by the Board of Governors of NAREIT, as restated in December 2018. The White Paper defines FFO as net income or loss computed in accordance with GAAP, excluding gains or losses from the sale of certain real estate, impairment charges on real estate or other assets incidental to the company’s main business, gains or losses on changes in control of interests in real estate and depreciation and amortization from real estate assets; and after adjustments for unconsolidated partnerships and jointly owned investments. Adjustments for unconsolidated partnerships and jointly owned investments are calculated to reflect FFO on the same basis.

We also modify the NAREIT computation of FFO to adjust GAAP net income for certain non-cash charges, such as amortization of real estate-related intangibles, deferred income tax benefits and expenses, straight-line rent and related reserves, other non-cash rent adjustments, non-cash allowance for credit losses on loans receivable and finance leases, stock-based compensation, non-cash environmental accretion expense, amortization of discounts and premiums on debt and amortization of deferred financing costs. Our assessment of our operations is focused on long-term sustainability and not on such non-cash items, which may cause short-term fluctuations in net income but have no impact on cash flows. Additionally, we exclude non-core income and expenses, such as gains or losses from extinguishment of debt, merger and acquisition expenses, and spin-off expenses. We also exclude realized and unrealized gains/losses on foreign currency exchange rate movements (other than those realized on the settlement of foreign currency derivatives), which are not considered fundamental attributes of our business plan and do not affect our overall long-term operating performance. We refer to our modified definition of FFO as AFFO. We exclude these items from GAAP net income to arrive at AFFO as they are not the primary drivers in our decision-making process and excluding these items provides investors a view of our portfolio performance over time and makes it more comparable to other REITs that are currently not engaged in acquisitions, mergers and restructuring, which are not part of our normal business operations. AFFO also reflects adjustments for unconsolidated partnerships and jointly owned investments. We use AFFO as one measure of our operating performance when we formulate corporate goals, evaluate the effectiveness of our strategies and determine executive compensation.

We believe that AFFO is a useful supplemental measure for investors to consider as we believe it will help them to better assess the sustainability of our operating performance without the potentially distorting impact of these short-term fluctuations. However, there are limits on the usefulness of AFFO to investors. For example, impairment charges and unrealized foreign currency losses that we exclude may become actual realized losses upon the ultimate disposition of the properties in the form of lower cash proceeds or other considerations. We use our FFO and AFFO measures as supplemental financial measures of operating performance. We do not use our FFO and AFFO measures as, nor should they be considered to be, alternatives to net income computed under GAAP, or as alternatives to net cash provided by operating activities computed under GAAP, or as indicators of our ability to fund our cash needs.

W. P. Carey Inc. 3/31/2024 Earnings Release 8-K – 10